Company Contacts:	Investor Relations Contacts:
IMPAX Laboratories, Inc.	Lippert/Heilshorn & Associates, Inc.

Larry Hsu, Ph.D. President & CEO (510) 476-2000, Ext. 1111	Kim Sutton Golodetz (kgolodetz@lhai.com)

Arthur A. Koch, Jr. CFO (215) 933-0351	(212) 838-3777 Bruce Voss (bvoss@lhai.com)

www.impaxlabs.com	(310) 691-7100

www.lhai.com

IMPAX COMMENTS ON STATUS OF ANDA FOR GENERIC OPANA® ER

HAYWARD, Calif. (October 4, 2007) – IMPAX Laboratories, Inc. (OTC: IPXL) today confirmed reports that it has provided notice to Endo Pharmaceuticals Holdings Inc. and Penwest Pharmaceuticals Co. that it has submitted an Abbreviated New Drug Application (ANDA) for oxymorphone hydrochloride extended-release tablets CII, generic of Opana® ER, to the U.S. Food and Drug Administration (FDA). IMPAX’s ANDA, as amended, contains a Paragraph IV certification stating that the Company believes its product does not infringe US Patent No. 7,276,250, or that the patent is invalid or unenforceable. Following an acceptance for filing by the FDA the Company was informed by the agency that it has rescinded its initial acceptance. IMPAX believes that the rescission is inappropriate and is working with the FDA to correct any deficiencies of the ANDA.

Endo Pharmaceuticals Holdings Inc. and Penwest Pharmaceuticals Co. manufacture and market Opana ER for the treatment of moderate to severe pain. According to Wolters Kluwer Health, U.S. sales of Opana ER tablets were approximately $42.9 million in the 12 months ended August 31, 2007.

About IMPAX Laboratories, Inc.

IMPAX Laboratories, Inc. is a technology based specialty pharmaceutical company applying its formulation expertise and drug delivery technology to the development of controlled-release and specialty generics in addition to the development of branded products. IMPAX markets its generic products through its Global Pharmaceuticals division and markets its branded products through the IMPAX Pharmaceuticals division. Additionally, where strategically appropriate, IMPAX has developed marketing partnerships to fully leverage its technology platform. IMPAX Laboratories is headquartered in Hayward, California, and has a full range of capabilities in its Hayward and Philadelphia facilities. For more information, please visit the Company’s Web site at: www.impaxlabs.com.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995:

To the extent any statements made in this news release contain information that is not historical, these statements are forward-looking in nature and express the beliefs and expectations of management. Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause IMPAX’s future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, possible adverse effects resulting from the delisting of and suspension of trading in IMPAX’s stock, the SEC proceeding to determine whether to suspend or revoke the registration of IMPAX’s securities under section 12 of the Securities Exchange Act, IMPAX’s delay in filing its 2004 Form 10-K, its Form 10-Q for each of the first three quarters of 2005 and 2006, its Form 10-K for 2005 and 2006, and its Form 10-Q for the first quarter of 2007, the actual time that will be required to complete the filing of IMPAX’s delinquent periodic reports, IMPAX’s ability to obtain sufficient capital to fund its operations, the difficulty of predicting FDA filings and approvals, consumer acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, IMPAX’s ability to successfully develop and commercialize pharmaceutical products, IMPAX’s reliance on key strategic alliances, the uncertainty of patent litigation, the availability of raw materials, the regulatory environment, dependence on patent and other protection for innovative products, exposure to product liability claims, fluctuations in operating results and other risks detailed from time to time in IMPAX’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as to the date on which they are made, and IMPAX undertakes no obligation to update publicly or revise any forward-looking statement, regardless of whether new information becomes available, future developments occur or otherwise.

# # #